Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FIRST QUARTER 2008 FINANCIAL RESULTS AND REGULAR SECOND QUARTER DIVIDEND

ITASCA, IL, April 24, 2008 — Gallagher today reported its financial results for the quarter ended March 31, 2008. A printer-friendly format is available at www.ajg.com.

Quarter Ended March 31

	Revenues			EBITDA			Diluted Net Earnings (Loss) Per Share
	1st Q 08	1st Q 07	Chg	1st Q 08	1st Q 07	Chg	1st Q 08	1st Q 07	Chg
Segment	$ in millions			$ in millions
Continuing Operations
Brokerage	$258.0	$232.8	11%	$32.2	$28.5	13%	$0.13	$0.10	24%
Risk Management	116.2	106.8	9%	16.9	19.6	-14%	0.09	0.10	-10%

Total Brokerage & Risk Management	374.2	339.6	10%	49.1	48.1	2%	0.22	0.20	10%

Financial Services & Corporate	1.6	35.4		0.1	(9.0)		(0.04)	0.01

Total Continuing Operations	$375.8	$375.0		$49.2	$39.1		0.18	0.21

Discontinued Operations							(0.25)	(0.01)

Total Company							$(0.07)	$0.20

Other Information	1st Q 08	1st Q 07
Shares repurchased	26,000	557,000
Number of acquisitions closed	11	7
Annualized revenue acquired (in millions)	$31.0	$39.5
Book value per share	$7.53	$8.78
Corporate related borrowings at end of period (in millions)	$456.0	$117.0

Financial information used herein has been reclassified to reflect discontinued operations as discussed below. In addition, this earnings release contains certain non-GAAP information. EBITDA, a non-GAAP measure, represents earnings before interest, income taxes, depreciation and amortization. A reconciliation of EBITDA to earnings from continuing operations before income taxes (which were $26.9 million and $23.8 million in the first quarter 2008 and 2007, respectively) is included on page 7 of 8 of this earnings release, along with additional information about non-GAAP measures.

“First quarter revenue growth in both our Brokerage and Risk Management segments were close to my expectations given the soft market,” said J. Patrick Gallagher Jr., Chairman, President and CEO. “On a combined basis, these segments grew revenues 10%, of which 3% was organic. Within the Brokerage Segment, our retail and wholesale revenues increased 9% and 18%, respectively. Within the Risk Management Segment, domestic and international revenues increased 6% and 24%, respectively. Unfortunately, both domestically and internationally, we continue to see softening in the P&C pricing environment across all lines, which poses challenges to organic growth and margin expansion.

“On a combined basis, earnings growth fell short of what I anticipated. Solid EBITDA growth in the Brokerage Segment was mostly offset by declines in the Risk Management Segment. Risk Management’s earnings suffered principally as a result of excess headcount, which we expect will be rectified as claim counts increase throughout 2008.

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“Operationally, I am extremely pleased that we completed the sale of our reinsurance operations, that we completed 11 acquisitions and that we are working hard on our previously announced headcount reduction and cost savings initiatives. These activities should help us continue to grow, deliver excellent client service and improve shareholder returns even in a soft market.”

Second Quarter Dividend

The company’s Board of Directors today declared a regular quarterly cash dividend of thirty two cents ($.32) per share on the Common Stock of the Company, payable on July 15, 2008 to Shareholders of Record as of June 30, 2008.

Brokerage Segment First Quarter Highlights – Excluding Discontinued Operations

•	Revenue growth of 11%, of which 1% was organic. Items excluded from organic growth computations yet impacting first quarter 2008 to 2007 comparisons include (in millions):

	2008	2007
Book of business sales	$1.7	$1.2
Retail contingent commissions related to acquisitions	4.0	0.8
MGA/MGU performance income	7.5	4.5

•

First quarter compensation expense ratio was 0.4% lower than 2007. The ratio was primarily impacted by increased incentive compensation of 0.8%, offset by decreased employee benefit costs of 0.7% and decreased administrative costs of 0.4%.

•

First quarter operating expense ratio was 0.2% higher than 2007. The ratio was primarily impacted by increased real estate costs of 0.4%, partially offset by savings in costs associated with operational improvement initiatives.

•	EBITDA margin of 12%, which was flat as compared to 2007.

•	First quarter effective tax rate was 39% in 2008 and 40% in 2007. The decrease in the effective rate from 2007 resulted primarily from favorable audit settlements.

Risk Management Segment First Quarter Highlights

•

Revenue growth was 9%, of which 2% was from foreign exchange. Domestic revenues were up 6%, reflecting new business production, improving claims activity and growth in ancillary revenues. International revenues were up 24%, reflecting strength in new business, growth from existing clients and the favorable impact of foreign exchange.

•

First quarter compensation expense ratio was 2.1% higher than 2007. The ratio was primarily impacted by increased employee benefit costs of 0.4%, increased incentive compensation costs of 0.4% and increased headcount.

•

First quarter operating expense ratio was 1.7% higher than 2007. The ratio was primarily impacted by increased professional fees of 0.7%, increased real estate costs of 0.2% and increased business insurance of 0.2%.

•	EBITDA margin of 15%. The margin was 3% lower than 2007 and resulted from the factors discussed above.

•	First quarter effective tax rate was 39% in 2008 and 41% in 2007. The decrease in the effective rate from 2007 resulted primarily from favorable audit settlements.

Financial Services and Corporate Segment First Quarter Highlights

The law that provided for IRC Section 29-related tax credits expired on December 31, 2007. However, the amount of revenues, expenses and tax credits recognized in 2007 were subject to estimation pending the IRS’ final credit computation factors, which were published on April 1, 2008. Final amounts necessary to adjust previous estimates to actual amounts computed using the published factors have been reflected in Gallagher’s first quarter 2008 financial results.

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Discontinued Operations

As previously announced, in first quarter 2008 Gallagher signed definitive agreements to sell substantially all of its reinsurance brokerage business. Under the agreements, Gallagher received initial proceeds of $31.8 million in cash and a $1.3 million note receivable to be paid by December 31, 2008 and additional contingent proceeds of $14.6 million that are based on revenues generated in the 12 months subsequent to March 2008. In addition, Gallagher is continuing its efforts to sell the small wholesale brokerage operation in Ireland during 2008.

In first quarter 2008, Gallagher recorded the following related to its discontinued operations:

($ in millions)
Cash proceeds from sale	$31.8
Estimated additional sale proceeds to be received	6.3
Write-off of goodwill and other intangible assets	(27.5)
Severance and other compensation costs	(19.8)
Accrual of service obligation costs for accounts not sold	(4.9)
Write-off of fixed assets and lease costs	(3.5)
Other	(1.1)

Loss from discontinued operations before income taxes	(18.7)

Provision for income taxes	(3.6)

Loss from discontinued operations	$(22.3)

Throughout 2008, Gallagher will adjust its estimate of the sales proceeds to be received and will also record approximately $15 million in related lease termination costs in the third or fourth quarter 2008 when it winds down the leased facilities of the reinsurance brokerage operations.

Corporate Related Borrowings

At March 31, 2008, Gallagher had borrowings of $56.0 million outstanding under its line of credit facility used primarily to fund first quarter 2008 acquisitions. The weighted average interest rate on these borrowings, which is based on a spread over short-term LIBOR, was 3.26%.

Income Taxes

Gallagher allocates the provision for income taxes to the Brokerage and Risk Management Segments as if those segments were preparing income tax provisions on a separate company basis. As a result, the provision for income taxes for the Financial Services & Corporate Segment reflects the entire benefit to Gallagher of the IRC Section 29-related tax credits because that is the segment which produced the credits. Gallagher historically reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 39% to 41% in both its Brokerage and Risk Management Segments.

Gallagher’s consolidated effective tax rate for first quarter 2008 was 39.4%, which is higher than the first quarter 2007 consolidated effective tax rate of 10.5%. The increase results because Gallagher produced IRC Section 29-related tax credits in first quarter 2007, but not in first quarter 2008. The law that provided for IRC Section 29-related tax credits expired on December 31, 2007. Accordingly, Gallagher anticipates reporting in 2008 and thereafter, an annual consolidated effective tax rate of approximately 39% to 41%.

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The company will host a webcast conference call on Friday, April 25, 2008 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 13 countries and does business in more than 100 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded on the New York Stock Exchange under the symbol AJG.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally and changes in securities and fixed income markets as well as developments in the areas of tax legislation. Please refer to our filings with the Securities and Exchange Commission, including Item 1, “Business – Information Concerning Forward-Looking Statements” and Item 1A, “Risk Factors”, of Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	1st Q Ended Mar 31, 2008	1st Q Ended Mar 31, 2007
BROKERAGE SEGMENT
Commissions	$206.3	$188.7
Fees	45.4	38.0
Investment income and other	6.3	6.1

Revenues	258.0	232.8

Compensation	167.1	151.7
Operating	58.7	52.6
Depreciation	3.9	3.7
Amortization	8.8	7.0

Expenses	238.5	215.0

Earnings from continuing operations before income taxes	19.5	17.8
Provision for income taxes	7.6	7.1

Earnings from continuing operations	$11.9	$10.7

Diluted earnings from continuing operations per share	$0.13	$0.10
Growth - revenues	11%	12%
Organic growth in commissions and fees (1)	1%	3%
Compensation expense ratio (2)	65%	65%
Operating expense ratio (3)	23%	23%
Pretax profit margin (4)	8%	8%
EBITDA margin (5)	12%	12%
Effective tax rate	39%	40%
Workforce at end of period (includes acquisitions)	5,277	4,867

RISK MANAGEMENT SEGMENT

Fees	$115.1	$105.9
Investment income	1.1	0.9

Revenues	116.2	106.8

Compensation	70.1	62.2
Operating	29.2	25.0
Depreciation	3.0	2.8
Amortization	0.1	0.1

Expenses	102.4	90.1

Earnings from continuing operations before income taxes	13.8	16.7
Provision for income taxes	5.3	6.8

Earnings from continuing operations	$8.5	$9.9

Diluted earnings from continuing operations per share	$0.09	$0.10
Growth - revenues	9%	9%
Organic growth in fees (1)	9%	9%
Compensation expense ratio	60%	58%
Operating expense ratio	25%	23%
Pretax profit margin (4)	12%	16%
EBITDA margin (5)	15%	18%
Effective tax rate	39%	41%
Workforce at end of period (includes acquisitions)	3,848	3,622

FINANCIAL SERVICES AND CORPORATE SEGMENT

Investment income (loss):
Asset Alliance Corporation	$—	$(2.1)
IRC Section 29 Syn/Coal facilities	1.8	32.9
Real estate and venture capital investments	(0.2)	0.5

	1.6	31.3
Investment gains	—	4.1

Revenues	1.6	35.4

Investment expenses:
IRC Section 29 Syn/Coal facilities	(1.3)	40.4
Compensation, professional fees and other	2.8	4.0

	1.5	44.4
Interest	6.5	0.6
Depreciation	—	1.1

Expenses	8.0	46.1

Loss from continuing operations before income taxes	(6.4)	(10.7)
Benefit for income taxes	(2.3)	(11.4)

Earnings (loss) from continuing operations	$(4.1)	$0.7

Diluted earnings (loss) from continuing operations per share	$(0.04)	$0.01

See notes to first quarter 2008 earnings release and non-GAAP financial measures on page 7 of 8.

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Consolidated Statement of Earnings

(Unaudited - in millions except per share data)

TOTAL COMPANY	1st Q Ended Mar 31, 2008	1st Q Ended Mar 31, 2007
Commissions	$206.3	$188.7
Fees	160.5	143.9
Investment income - Brokerage and Risk Management	7.4	7.0
Investment income - Financial Services and Corporate	1.6	31.3
Investment gains	—	4.1

Revenues	375.8	375.0

Compensation	237.2	213.9
Operating	87.9	77.6
Investment expenses	1.5	44.4
Interest	6.5	0.6
Depreciation	6.9	7.6
Amortization	8.9	7.1

Expenses	348.9	351.2

Earnings from continuing operations before income taxes	26.9	23.8
Provision for income taxes	10.6	2.5

Earnings from continuing operations	16.3	21.3

Loss on discontinued operations, net of income taxes	(22.3)	(1.5)

Net earnings (loss)	$(6.0)	$19.8

Diluted earnings from continuing operations per share	$0.18	$0.21
Diluted loss on discontinued operations per share	(0.25)	(0.01)

Diluted net earnings (loss) per share	$(0.07)	$0.20

Dividends declared per share	$0.32	$0.31

Other Information
Basic weighted average shares outstanding (000s)	92,294	98,861
Diluted weighted average shares outstanding (000s)	92,898	100,128
Common shares repurchased (000s)	26	557
Annualized return on beginning stockholders’ equity (6)	NMF	9%
Number of acquisitions closed	11	7
Workforce at end of period (includes acquisitions)	9,329	8,690

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Mar 31, 2008	Dec 31, 2007
Cash and cash equivalents	$185.2	$255.9
Restricted cash	649.2	601.4
Investments - current	8.8	7.5
Premiums and fees receivable	1,063.0	1,303.7
Other current assets	114.6	107.3

Total current assets	2,020.8	2,275.8
Investments - noncurrent	25.8	26.3
Fixed assets related to consolidated investments - net	—	1.9
Other fixed assets - net	86.7	86.0
Deferred income taxes	289.2	292.6
Other noncurrent assets	122.1	118.0
Goodwill - net	450.1	440.6
Amortizable intangible assets - net	346.2	315.6

Total assets	$3,340.9	$3,556.8

Premiums payable to insurance and reinsurance companies	$1,684.3	$1,874.0
Accrued compensation and other accrued liabilities	211.6	281.3
Unearned fees	51.7	44.1
Other current liabilities	18.8	32.8
Corporate related borrowings - current	56.0	—

Total current liabilities	2,022.4	2,232.2
Corporate related borrowings - noncurrent	400.0	400.0
Other noncurrent liabilities	219.9	209.1

Total liabilities	2,642.3	2,841.3

Stockholders’ equity:
Common stock - issued and outstanding	92.8	92.0
Capital in excess of par value	138.1	120.2
Retained earnings	460.1	495.9
Accumulated other comprehensive earnings	7.6	7.4

Total stockholders’ equity	698.6	715.5

Total liabilities and stockholders’ equity	$3,340.9	$3,556.8

Other Information
Book value per share	$7.53	$7.78

See notes to first quarter 2008 earnings release and non-GAAP financial measures on page 7 of 8.

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Notes to First Quarter 2008 Earnings Release and Non-GAAP Financial Measures

Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

Non-GAAP Financial Measures Defined

(1)	Organic growth in commissions and fees excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes contingent commission revenues.

(2)	Represents compensation expense divided by total revenues.

(3)	Represents operating expenses divided by total revenues.

(4)	Represents pretax earnings divided by total revenues.

(5)	Represents earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) divided by total revenues.

(6)	Represents year-to-date net earnings divided by total stockholders’ equity as of the beginning of the year.

(7)	EBITDA represents earnings from continuing operations before interest, income taxes, depreciation and amortization expense. The computation of EBITDA is as follows:

	1st Q Ended Mar 31, 2008	1st Q Ended Mar 31, 2007
BROKERAGE SEGMENT
Earnings from continuing operations	$11.9	$10.7
Provision for income taxes	7.6	7.1
Depreciation	3.9	3.7
Amortization	8.8	7.0

Brokerage EBITDA	$32.2	$28.5

RISK MANAGEMENT SEGMENT
Earnings from continuing operations	$8.5	$9.9
Provision for income taxes	5.3	6.8
Depreciation	3.0	2.8
Amortization	0.1	0.1

Risk Management EBITDA	$16.9	$19.6

FINANCIAL SERVICES AND CORPORATE SEGMENT
Loss from continuing operations	$(4.1)	$0.7
Provision for income taxes	(2.3)	(11.4)
Interest	6.5	0.6
Depreciation	—	1.1

Financial Services and Corporate EBITDA	$0.1	$(9.0)

TOTAL COMPANY
Net earnings (loss)	$(6.0)	$19.8
Loss on discontinued operations, net of income taxes	22.3	1.5

Earnings from continuing operations	16.3	21.3
Provision for income taxes	10.6	2.5
Interest	6.5	0.6
Depreciation	6.9	7.6
Amortization	8.9	7.1

Total Company EBITDA	$49.2	$39.1

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Arthur J. Gallagher & Co.

Investment Summary

(Unaudited - in millions)

	March 31, 2008			December 31, 2007
	Current	Noncurrent	Funding Commitments	Current	Noncurrent
Investments in Asset Alliance Corporation (AAC) (1):
Common stock	$—	$9.3	$—	$—	$9.3
Preferred stock (2)	3.1	0.2	—	5.3	0.3

Total AAC investments	3.1	9.5	—	5.3	9.6

Alternative energy investments:
IRC Section 29 Syn/Coal production net receivables	5.5	—	—	1.6	—
Equity interest in biomass projects and pipeline	—	8.8	—	0.3	8.8
Clean energy related ventures	0.1	0.8	0.5	0.1	0.8

Total alternative energy investments	5.6	9.6	0.5	2.0	9.6

Real estate and venture capital investments	0.1	6.7	0.8	0.2	7.1

Total investments	$8.8	$25.8	$1.3	$7.5	$26.3

(1)	On January 8, 2008, AAC entered into a reverse merger agreement with Tailwind Financial, Inc (AMEX: TNF) (Tailwind). In this proposed transaction, Tailwind will issue its common stock in exchange for 100% of the common stock of AAC. At closing, Tailwind will issue 10.6 million shares to AAC shareholders. An additional 2.5 million shares will be issued to AAC shareholders if certain earnout based performance milestones are met after a three year period. The proposed share amounts issued equate to a purchase price for AAC of $85.0 million plus an earnout of $20.0 million assuming an $8.00 price per Tailwind share. Current Tailwind shareholders will retain approximately 65% ownership in the surviving entity. The shares owned by AJG will be subject to trading restrictions. The contemplated transaction is subject to approvals by AAC and Tailwind shareholders and the SEC.
(2)	AAC redeemed $2.3 million of Gallagher’s AAC preferred stock investment on January 15, 2008. AAC is contractually obligated to redeem substantially all of the remaining balance of Gallagher’s preferred stock investment in AAC by January 25, 2009.

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